                                                                 EXHIBIT 3.32(A)

    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/1995
   950159545 -- 2525165

                         CERTIFICATE OF INCORPORATION

                                      OF

                         HERITAGE MINING COMPANY, INC.


                                  ARTICLE ONE
                                  -----------

          The name of the corporation is Heritage Mining Company, Inc. (hereinafter called the "Corporation").

                                  ARTICLE TWO
                                  -----------

          The address of the Corporation's registered office in the state of Delaware as 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE
                                 -------------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

                                 ARTICLE FOUR
                                 ------------

          The total number of shares which the Corporation shall have the authority to issue is One Hundred (100) shares, all of which shall be shares of Common Stock, par value $.01 per share.

                                 ARTICLE FIVE
                                 ------------

          The name and mailing address of the incorporator are as follows:

          Name                               Address
          ----                               -------

          Eileen C. McNamara                 c/o Kirkland & Ellis
                                             153 East 53rd Street
                                             39th Floor
                                             New York, NY 10022

                                  ARTICLE SIX
                                  -----------

          The directors shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.

                                 ARTICLE SEVEN
                                 -------------

          The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                                 ARTICLE EIGHT
                                 -------------

          The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE NINE
                                 ------------

          The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.


          I, the undersigned being the sole Incorporator hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of July, 1995.


                                            /s/ Eileen C. McNamara
                                            -------------------------------
                                            Eileen C. McNamara
                                            Sole Incorporator

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 12/07/1995
                                                         950286160 - 2525165

                          CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                         HERITAGE MINING COMPANY, INC.

          The undersigned, being the President and Secretary, respectively, of Heritage Mining Company, Inc., a corporation and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

          1. That the Directors of the Corporation pursuant to a Written Consent and in accordance with Sections 141(F) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

                   RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and creating a new Article First to read as following (the "Amendment"):

                   "FIRST: The name of the corporation is Heritage Mining Company (hereinafter called "the Corporation" or "this Corporation")."

          2. That the Sole Stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 4th day of December, 1995.



                         By: /s/ Michael A. Kafoury
                             ---------------------------
                             Michael A. Kafoury
                             Secretary